SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                         June 16, 2005


                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)

                            DELAWARE
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles 90017
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
      Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
      under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (b) & (d) The Company is pleased to announce the appointment of Raymond Pacini to its Board of Directors effective June 16, 2005.
Mr. Pacini is replacing outgoing director Gregg Ritchie, who resigned on June 16, 2005. The Company expects Mr. Pacini, a California corporate executive involved in the residential development industry, to be a valuable addition to its board.

     Mr. Pacini was selected as Mr. Ritchie's replacement by ING Capital LLC, as the holder of the Company's outstanding Series F Preferred Stock, pursuant to Section 4(b) of the Company's Amended and Restated Certificate of Designation of Series F Preferred Stock. Mr. Pacini will be one of two directors elected by ING.

     Mr. Pacini was also appointed to the Company's Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee to fill the vacancies created by the resignation of Mr. Ritchie.

     Since May 1998, Mr. Pacini has been the President, Chief Executive Officer and a Director of California Coastal Communities, Inc.
(NASDAQ: CALC), a residential land development and homebuilding company operating in Southern California. From June 1990 until May 1998, Mr. Pacini was the Chief Financia Officer (CFO) of CALC (formerly known as Koll Real Estate Group, Inc. and Henley Properties, Inc.).


ITEM 8.01      OTHER EVENTS

     On June 16, 2005, Cadiz Inc. issued a press release announcing that Cadiz Inc. Common Stock begins trading on the NASDAQ National Market on Monday, June 20, 2005 under the symbol "CDZI". A copy of the press release is attached hereto as Exhibit 99.


ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibit 99  Press Release dated June 16, 2005


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By: /s/ Keith Brackpool
                                  --------------------------------
                                      Keith Brackpool
                                      Chairman of the Board and
                                      Chief Executive and Financial Officer


Dated:  June 17, 2005